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                                                                 EXHIBIT (23)(B)
                        CONSENT OF INDEPENDENT AUDITORS
     We consent to the reference of our firm under the caption "Experts" in the Registration Statement and related Prospectus for the registration of 1,216,879 shares of its common stock and to the incorporation by reference therein of our report dated January 20, 1998, with respect to the consolidated financial statements of CoreStates Financial Corp included in the 1997 Annual Report on Form 10-K of First Union Corporation, filed with the Securities and Exchange Commission.
                                         ERNST & YOUNG LLP
Philadelphia, Pennsylvania
April 20, 1998

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